[CENTRAL BANCORP LETTERHEAD]





Contact:  William P. Morrissey                         For Release:  Immediately
          Senior Vice President
          (617) 628-4000


                         CENTRAL BANCORP, INC. INCREASES
                              CASH DIVIDEND BY 20%

     SOMERVILLE, MASSACHUSETTS, October 10, 2002 -- Central Bancorp, Inc., (NASDAQ:CEBK) announced today that its Board of Directors has declared a regular quarterly cash dividend of twelve cents ($.12) per share, payable on November 15, 2002, to stockholders of record as of November 1, 2002.

     Central Bancorp's President & Chief Executive Officer, John D. Doherty, stated, "I'm very pleased that the Company's strong financial position has allowed your Board of Directors to increase the quarterly cash dividend by 20% to 12 cents a share from 10 cents. This increase reflects our continued optimism about Central Bancorp's future within the communities we serve and our ongoing commitment to improve stockholder value over the long-term."

     This  represents  the  Company's  25th   consecutive   distribution   since
implementing the cash dividend policy in October 1996.

     Central Bancorp, Inc., is the holding company for Central Bank, whose legal name is Central Co-operative Bank, a Massachusetts-chartered co-operative bank operating eight full-service banking offices in suburban Boston.